SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                	CURRENT REPORT


                   	Pursuant to Section 13 or 15(d) of the
	                     Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): April 21, 1999


                          The Stanley Works
              	(Exact name of registrant as specified in charter)


  Connecticut  		          1-5224         		   06-058860
(State or other	       	(Commission		          (IRS Employer
jurisdiction of		        File Number)	        	Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053
(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(860) 225-5111



                         Not Applicable
   (Former name or former address, if changed since last report)














                   	Exhibit Index is located on Page 4

                               	Page 1 of 11 Pages




      Item 5.	Other Events.


              1.	On April 21, 1999, the Registrant issued a press
release announcing first quarter earnings. Attached as Exhibit (20)(i) is a copy of the Registrant's press release.


     Item 7.	Financial Statements, Pro Forma Financial Information and
             Exhibits.

          (c)	20(i)    Press release dated April 21, 1999 announcing first
                       quarter results.

              20(ii)  	Cautionary statements relating to forward	looking
                       statements included in Exhibit 20(i).







































                                Page 2 of 11 Pages




                                 SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                     THE STANLEY WORKS



Date: April 21, 1999		              By: Stephen S. Weddle
                                    Name: Stephen S. Weddle
                                    Title:	Vice President,
                                    General Counsel and
                                    Secretary





































                               Page 3 of 11 Pages



                                 EXHIBIT INDEX

                           	Current Report on Form 8-K
                              	Dated April 21, 1999



              Exhibit No.                            						Page

              20(i)	                                 							 5

              20(ii)                                 							11











































                             Page 4 of 11 Pages




FOR IMMEDIATE RELEASE					Exhibit (20)(i)

STANLEY  REPORTS  1ST  QUARTER  RESULTS

New Britain, Connecticut, April 21, 1999: The Stanley Works (NYSE:
"SWK") announced that first quarter "core" net income was $43 million, or $.48 per diluted share, compared with core earnings of $47 million, or $.51 per diluted share last year. Core operating margin was 11.6%, versus 12.2% in the first quarter of 1998, but improved from the 10.8% operating margin in the fourth quarter of 1998. Core results exclude restructuring charges, restructuring-related transition costs and certain other non-recurring costs as defined below.

Net sales were $684 million, up 2% from last year. On the strength of the ZAG business, which was acquired in mid-1998, revenues increased 3% and were offset slightly by lower pricing and currency translation. Unit sales volume from ongoing businesses was down 1%.

Reported earnings were $30 million, or $.34 per diluted share, compared with the prior year's net income of $36 million, or $.40 per diluted share. These amounts reflect $20 million, or $.14 per share, of restructuring-related transition and other non-recurring costs incurred in the first quarter this year and $16 million, or $.11 per share, of such costs in last year's first quarter.

Core gross margins were 34.8%, compared with 35.9% in the first quarter of 1998, but improved from 33.3% gross margins in the fourth quarter of 1998. As compared with the prior year's first quarter, productivity savings continued to be offset by production and distribution inefficiencies, some of which are related to initiatives designed to improve customer service. This reflects first-quarter cost reductions that included about 600 fewer people.

Selling, general and administrative expenses, on a core basis, declined to 23.2% from 23.6% of sales in the first quarter of 1998, in spite of the higher selling costs inherent in the MacDirect(TM) initiative. First quarter net interest expense increased to $7.2 million from $4.8 million in 1998, reflecting working capital increases and acquisition funding. The company's income tax rate was 36% in the first quarter of 1999, versus 37.5% last year, reflecting the continued benefit of structural changes implemented in late 1998.

Tools sales increased 2.5% over the first quarter of 1998, to $525 million. This included the positive impact of the ZAG acquisition and increases in the Mac Tools and consumer components of the mechanics tools business, offset by lower unit volume in hand tools in Europe and Latin America, fastening systems in Europe and vehicle-assembly air tools. The Tools segment core operating margin was 12.7%, compared with 13.1% in the same period last year. The strength of Mac Tools was offset by the effects of the customer service related cost inefficiencies discussed above.






                                Page 5 of 11 Pages

Doors segment sales decreased 0.7% versus last year's first quarter, to $158 million. Double-digit sales unit volume increases in residential entry doors and access technologies in North America, as well as home decor products in Europe, were more than offset by declines in U.S. hardware and Canadian home decor sales, plus the negative impact of a 1998 divestiture. The Doors segment core operating profit decreased to 8.1% of sales, compared with 9.4% in the same period last year, largely due to a continuing shift in the mix of product to lower-margin retail channels.

"Slow but steady progress was the story of our first 1999 quarter," said John M. Trani, Chairman and Chief Executive Officer. "We are encouraged by this quarter's sales growth in our Mac Tools business, as our traditional Mac distributors and MacDirect associates once again combined to deliver a strong sales gain. At the same time, difficulties in executing European elements of our restructuring offset that good news."

Mr. Trani expressed optimism while pointing out the challenges that remain: "While progress is visible, our company still has a distance to go to achieve sustained profitable growth. Our selling, general and administrative expenses decreased as a percentage of sales, reflecting progress toward a leaner cost structure. The receivables increase of $36 million from year-end is due to Mac Tools and ZAG growth as well as a shift to sales late in the quarter. Inventories decreased $13 million although they traditionally increase in the first quarter. This is the second consecutive quarter in which inventories decreased, and we believe this is attributable to recent SKU reductions. Order fill rates are approaching customer-required levels in a number of our business units.

"However, we are still hampered by inefficiencies in manufacturing and distribution. A number of important operating initiatives are scheduled in the next several quarters, among them the continued implementation of an integrated sales planning system. Step by step, our problems are being corrected, and we look forward to better results in the second half of 1999 and thereafter."

Transition and other costs incurred in the first quarter were $20 million and represented consulting, moving, start-up and duplicative facility costs incurred in connection with the company's reallocation of resources announced in mid-1997 and year-2000 compliance costs. To a great extent, the latter expenditures are being incurred for systems advances that move the company toward a single set of operating systems.













                                Page 6 of 11 Pages


The Stanley Works, an S&P 500 company, is a worldwide supplier of tools, door systems and related hardware for professional, industrial and consumer use.

                                 #################

Investors Gerard J. Gould		             Media    Vance N. Meyer
Contact:  Director, Investor Relations  Contact: Director, Communication
                             							             & Public Affairs
          (860) 827-3833 office                  (860)  827-3871 office
          (860) 658-2718 home                    (203)  929-9502 home
          ggould@stanleyworks.com

This press release contains forward looking statements as to the company's ability to improve customer service and to obtain revenue growth. Cautionary statements accompanying these forward-looking statements are set forth, along with this news release, in a Form 8-K filed with the Securities and Exchange Commission today.

The Stanley Works corporate press releases are available on the company's Internet web site at http://www.stanleyworks.com.
Alternatively, they are available through PR Newswire's "Company News On-Call" service by FAX at 800-758-5804, ext. 874363 or on the Internet at http://www.prnewswire.com.

































                                 Page 7 of 11 Pages



                  THE STANLEY WORKS AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF OPERATIONS
        (Unaudited, Millions of Dollars Except Per Share Amounts)




                            First Quarter
                            1999      1998

Net Sales                $  683.7  $  671.9

Costs and Expenses
  Cost of sales             451.4     435.0
  Selling, general and
    administrative          173.1     171.1
  Interest - net              7.2       4.8
  Other - net                 4.6       2.8

                            636.3     613.7

Earnings Before
    Income Taxes             47.4      58.2

Income Taxes                 17.1      21.8

Net Earnings              $  30.3  $   36.4

Net Earnings Per Share
    of Common Stock
    Basic                 $  0.34  $   0.41

    Diluted               $  0.34  $   0.40

Dividends Per Share       $ 0.215  $   0.20

Average Shares Outstanding
    (in thousands)
    Basic                  89,446    89,483

    Diluted                89,642    90,520
















                               Page 8 of 11 Pages


                  THE STANLEY WORKS AND SUBSIDIARIES
                     CONSOLIDATED BALANCE SHEETS
                   (Unaudited, Millions of Dollars)



                                                 April 3         April 4
                                                  1999             1998

ASSETS
  Cash and cash equivalents                   $    80.5       $    93.2
  Accounts receivable                             552.9           491.1
  Inventories                                     367.6           331.2
  Other current assets                             84.5            88.3

       Total current assets                     1,085.5         1,003.8

  Property, plant and equipment                   487.2           501.6
  Goodwill and other intangibles                  191.2           102.1
  Deferred income taxes                            36.7            36.7
  Other assets                                    100.8            99.9

                                              $ 1,901.4       $ 1,744.1


LIABILITIES AND SHAREOWNERS' EQUITY
  Short-term borrowings                       $   260.5       $   124.0
  Accounts payable                                166.6           159.1
  Accrued expenses                                221.1           229.9
  Accrued restructuring                            63.6            89.6

       Total current liabilities                  711.8           602.6

  Long-term debt                                  306.7           275.3
  Other long-term liabilities                     209.2           239.1
  Shareowners' equity                             673.7           627.1

                                              $ 1,901.4       $ 1,744.1


















                               Page 9 of 11 Pages


                  THE STANLEY WORKS AND SUBSIDIARIES
                     BUSINESS SEGMENT INFORMATION
                   (Unaudited, Millions of Dollars)


                            First  Quarter
                            1999       1998

INDUSTRY SEGMENTS
Net Sales

  Tools                  $  525.4  $   512.5
  Doors                     158.3      159.4

  Consolidated           $  683.7  $   671.9


Operating Profit

  Tools                  $   66.5  $    67.1
  Doors                      12.9       15.0
                             79.4       82.1

  Restructuring-related
    transition and other
    non-recurring costs     (20.2)     (16.3)
  Interest-net               (7.2)      (4.8)
  Other-net                  (4.6)      (2.8)

  Earnings Before
      Income Taxes       $   47.4   $   58.2


GEOGRAPHIC NET SALES
  United States          $  484.8   $  475.3
  Other Americas             46.5       55.5
  Europe                    129.2      119.9
  Asia                       23.2       21.2

  Consolidated           $  683.7   $  671.9


















                               Page 10 of 11 Pages

Exhibit (20)(ii)

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995


The statements contained in the Press Release filed as a part of this Current Report on Form 8-K regarding the Company's expectation for better results in the second half of 1999 and thereafter are forward looking and inherently subject to risk and uncertainty. The expectation of improved results is dependent upon the successful implementation of initiatives related to operational excellence and to the achievement of sustained profitable growth.

The Company's drive for operational excellence is focused on improving customer service, consolidating multiple manufacturing and distribution facilities, outsourcing non-core activities and converting to common systems. The ability to implement the initiatives associated with these goals is dependent on the Company's ability to increase the effectiveness of its routine business processes and to develop and execute comprehensive plans for facility consolidations, the ability of the organization to complete the transition to a product management structure without losing focus on the business, the availability of vendors to perform non-core functions being outsourced, the successful recruitment and training of new employees, the resolution of any labor issues related to closing facilities, the need to respond to significant changes in product demand during the transition and other unforeseen events. Moreover, it is likely that, if the Company is unable to complete its Y2K project as planned or if the company's key suppliers and customers or a sizable number of its smaller suppliers and customers fail to remediate their systems, this will have a material adverse impact on the Company's results of operations, liquidity and financial condition.

The Company's ability to generate sustained, profitable growth is dependent on successfully freeing up resources to fund new product and brand development and new ventures to broaden its markets and to defend market share in the face of price competition. Success at developing new products will depend on the ability of the new product development process to foster creativity and identify viable new product ideas as well as the Company's ability to attract new product engineers and to design and implement strategies to effectively commercialize the new product ideas. The achievement of growth through new ventures will depend upon the ability to successfully identify, negotiate, consummate and integrate into operations acquisitions, joint ventures and/or strategic alliances.

The Company's ability to achieve and sustain the improvements resulting from these initiatives will be dependent on the extent of pricing pressure and other changes in its competitive markets, the continued consolidation of customers in consumer channels, increasing global competition, changes in trade, monetary and fiscal policies and laws, inflation, currency exchange fluctuations, the impact of currency exchange rates on the competitiveness of products and recessionary or expansive trends in the economies in which the company operates.



                              Page 11 of 11 Pages